Micromet Reports First Quarter 2011 Financial Results and Highlights
Near-Term Milestones
-Data from Phase 2 clinical trial of blinatumomab in patients with relapsed/refractory ALL accepted for presentation at EHA Annual Congress in June
-Hagop Kantarjian, M.D., Chairman and Professor, Department of Leukemia, MD Anderson to participate in conference call scheduled for today at 8:30 AM ET

Bethesda, MD, May 10, 2011 – Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company focused on the development and commercialization of next-generation antibodies for the treatment of cancer, today announced its financial results for the first quarter ended March 31, 2011.

"We made important clinical progress during the quarter that puts us on track to achieve a number of key milestones over the next six months,”  said Christian Itin, Ph.D., Micromet's President and Chief Executive Officer.  “Importantly, in June we will report interim data from a Phase 2 clinical trial of blinatumomab in adult patients with relapsed/refractory acute lymphoblastic leukemia, a disease setting in which there is an urgent need for new therapies.”

First Quarter and Recent Highlights
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In April, the Company received notice that data from its Phase 2 clinical trial of blinatumomab in adult patients with relapsed/refractory ALL was accepted for presentation at the European Hematology Association Annual Congress, to be held June 10 – 12 in London, UK.

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In April, the Company announced the presentation of pre-clinical data on its BiTE antibody MT112/BAY 2010112, discovered and developed in collaboration with Bayer HealthCare Pharmaceuticals, at the 102nd Annual Meeting of the American Association for Cancer Research (AACR).  Data presented at the AACR meeting demonstrate the potent activity of MT112/BAY 2010112 against human prostate cancer cell lines and the inhibition of tumor growth in animal models.

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In March, the Company received notice that data from its Phase 1 clinical trial of blinatumomab in adult patients with relapsed/refractory non-Hodgkin’s lymphoma (NHL) was accepted for presentation at the 2011 International Conference on Malignant Lymphoma, to be held June 15 – 18 in Lugano, Switzerland.

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In January, Micromet and MedImmune, the global biologics unit of AstraZeneca, announced the initiation of a Phase 1 clinical trial of MT111 (MEDI-565) in patients with advanced gastrointestinal cancers.

First Quarter 2011 Reported Results
For the three months ended March 31, 2011, Micromet recognized total revenues of $5.5 million, compared to $6.3 million for the same period in 2010. Total operating expenses were $25.3 million for the three months ended March 31, 2011, compared to $17.4 million for the same period in 2010.

Loss from operations for the three months ended March 31, 2011 was $19.8 million, compared to a loss from operations of $11.1 million for the same period in 2010.

For the three months ended March 31, 2011, Micromet reported a net loss of $8.2 million, or $(0.09) per basic and diluted common share, compared to a net loss of $18.3 million, or $(0.26) per basic and diluted common share, for the same period in 2010.

Net cash used in operating activities was $19.0 million for the three months ended March 31, 2011 compared to $5.7 million in net cash used in operating activities for the same period in 2010.  Micromet's cash, cash equivalents and investments were $207.8 million as of March 31, 2011.

Webcast and Conference Call
Micromet management will host a conference call today at 8:30 AM ET to review the Company’s first quarter 2011 results.   To participate in the conference call, please dial 800-638-5495 (domestic) or 617-614-3946 (international) and reference the access code 69045420. The presentation will be available via webcast in the Investor and Media section of the Micromet website at www.micromet.com.

A replay of the call will be available from 11:30 AM ET on May 10, 2011 until midnight ET on May 17, 2011. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 11282805. The archived webcast will be available for 30 days at www.micromet.com.

About Micromet, Inc.
Micromet, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® technology, as well as conventional monoclonal antibodies. The Company’s lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia.  Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Bayer HealthCare Pharmaceuticals, Boehringer Ingelheim, MedImmune, Merck Serono, Nycomed and sanofi-aventis. Additional information can be found at www.micromet.com.

Safe Harbor Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab and other BiTE antibodies, the conduct and timing of ongoing and future clinical trials involving these product candidates, as well as plans regarding announcements and presentations and publication of clinical data. You are urged to consider statements that include the words "ongoing," "may," "will," "believes," "potential," "expects," "plans," "anticipates," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab or our other product candidates do not demonstrate safety and/or efficacy in future clinical trials, delays in development and testing, including the risk that we will not obtain approval to market blinatumomab or our other BiTE antibodies and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010, Micromet’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, to be filed with the SEC on May 10, 2011 as well as other filings by the Company with the SEC.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
jennifer.neiman@micromet.com
240-235-0246

Micromet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value)

	March 31, 2011	December 31, 2010
	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents	$62,227	$97,509
Short-term investments	142,839	123,458
Accounts receivable	1,492	1,047
Prepaid expenses and other current assets	4,645	3,850
Total current assets	211,203	225,864
Property and equipment, net	6,177	5,577
Goodwill	6,462	6,462
Patents, net	238	300
Other long-term assets	2,702	1,705
Restricted cash	2,471	2,396
Total assets	$229,253	$242,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,657	$5,150
Accrued expenses	13,688	11,314
Common stock warrants liability	13,524	23,858
Current portion of deferred revenue	5,074	5,695
Total current liabilities	35,943	46,017
Deferred revenue, net of current portion	20,871	20,538
Other non-current liabilities	1,038	1,160
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00004 par value; 150,000 shares authorized; 91,483 shares issued and outstanding at March 31, 2011 and 91,160 shares issued and outstanding December 31, 2010, respectively	4	4
Additional paid-in capital	473,658	470,368
Accumulated other comprehensive income	10,277	8,569
Accumulated deficit	(312,538)	(304,352)
Total stockholders´ equity	171,401	174,589
Total liabilities and stockholders’ equity	$229,253	$242,304

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Micromet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Collaboration agreements	$5,383	$6,040
License fees and other	164	270
Total revenues	5,547	6,310
Operating expenses:
Research and development	18,633	12,203
General and administrative	6,668	5,220
Total operating expenses	25,301	17,423
Loss from operations	(19,754)	(11,113)
Other income (expense):
Interest expense	(22)	(87)
Interest income	178	115
Change in fair value of warrants	10,142	(5,607)
Other income (expense)	1,270	(1,612)
Net loss	$(8,186)	$(18,304)
Basic and diluted net loss per common share	$(.09)	$(0.26)
Weighted average shares used to compute basic and diluted net loss per share	91,216	70,997

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